SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Concord Steel, Inc. (“Concord”), the Registrant’s wholly-owned subsidiary, is the borrower under a senior secured credit agreement with Bank of America, N.A. (successor to LaSalle Bank National Association), as administrative agent (the “Administrative Agent”) and the other lenders party thereto (collectively with the Administrative Agent,  the “Lenders”), dated October 3, 2006, as amended pursuant to the First Amendment Agreement and Second Amendment Agreement, dated December 31, 2007 and March 13, 2008, respectively (as so amended, the “Credit Agreement”).  The Credit Agreement is guaranteed by the Registrant and each of the subsidiaries of Concord (the “Subsidiaries”) and secured by substantially all of the assets of the Registrant, Concord and the Subsidiaries.  The Credit Agreement established a commitment by the Lenders to provide up to $40.0 million in the aggregate of loans and other financial accommodations consisting of (i) a five-year senior secured term loan in an aggregate principal amount of $28.0 million (the “Term Loan”), (ii) a five-year senior secured revolving credit facility in the aggregate principal amount of up to $10.0 million (the “Revolver Facility”), and (iii) a five-year senior secured capital expenditure facility in the aggregate principal amount of up to $2.0 million (the “Capex Facility”).  As of the date hereof, the balance due under the Credit Agreement is approximately $18.0 million, consisting of approximately $18.0 million due under the Term Loan less offsets exercised by the Lenders.  No borrowings are outstanding under the Revolver Facility or the Capex Facility (which expired in accordance with its terms on March 3, 2007).

As has been previously disclosed, as of the three months ended June 30, 2009, Concord has defaulted in the payment of principal and interest in an amount equal to $1.0 million and is in violation of several financial covenants contained in the Credit Agreement, including its consolidated leverage ratio and consolidated fixed charge ratio, which has resulted in an event of default under the Credit Agreement.

On August 6, 2009, Concord received a written notice from the Lenders asserting that the default under the Credit Agreement is continuing and has not been cured, and declaring that the principal amount of all obligations of Concord under the Credit Agreement had been accelerated and is immediately due and payable.  In addition, the Lenders exercised their right to set off such obligations against the funds contained in Concord’s principal deposit account with the Administrative Agent.  As a result of the foregoing, Concord currently has limited and intermittent access to sufficient funds to support its business operations and there is substantial doubt about its ability to continue as a going concern.  Since receiving the notice from the Lenders, the Registrant has been negotiating with the Lenders to amend the Credit Agreement so that Concord will be in compliance with the Credit Agreement and to enable it to draw funds in amounts agreeable to the Lenders that will enable Concord to continue current operations.

On August 10, 2009, in connection with their ongoing efforts to resolve defaults under the Credit Agreement, Concord, the Registrant, the Subsidiaries and the Lenders entered into a letter agreement (the “Agreement”). Pursuant to the Agreement, the June 30 payment default has been cured, the Revolver Facility has been reinstated, borrowings under which are subject to the parties entering into a mutually satisfactory agreement regarding revised borrowing terms and the acceleration of the obligations and certain other terms and conditions of the Credit Agreement have been waived by the Required Lenders for purposes of making loans to Concord under the reinstated revolving facility. Pursuant to the terms and conditions of the Agreement, all existing and incoming funds of Concord shall be applied to repay amounts outstanding under the Term Loan. The Agreement further provides that the Registrant and Concord (i) consent to the Lenders’ previous acceleration of the Term Loan as well the Lenders’ continuing ability to apply funds of Concord as prepayments against the Term Loan; and (ii) waive any and all claims they may have against the Lenders.

The Registrant and Concord expect to continue negotiations with the Lenders to modify the Credit Agreement in order to address Concord’s ability to comply with the Credit Agreement on an ongoing basis. The Registrant cannot give any assurances that it has or can raise sufficient funds to repay all of the outstanding amounts under the Credit Agreement, that it will be able to successfully enter into an amendment of the Credit Agreement satisfactory to the Registrant and the Lenders or that it will be able to otherwise resolve outstanding matters with the Lenders in a manner satisfactory to the Registrant.  If the Registrant is unable to enter into a further amendment of the Credit Agreement in a manner satisfactory to it, the ongoing defaults under the Credit Agreement and the exercise of the Lenders’ available remedies under the Credit Agreement may require the Registrant, Concord and/or the Subsidiaries to seek reorganization or restructuring, including filing for protection under the bankruptcy laws and/or cease operations, which would have a material adverse effect on the market price of the Registrant’s common stock, its business, financial condition and results of operations.

The foregoing summary description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-looking Statements

This Current Report on Form 8-K includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, any inability to satisfactorily cure existing defaults under our credit agreement and continue to comply with the financial covenants and other obligations under our credit agreement or otherwise continue to operate as a going concern, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in our relationship with customers, further changes in the demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products, further declines in the business of our customers, the loss of major customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Registrant’s filings with the Securities and Exchange Commission, including the Registrant’s latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Letter Agreement dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2009

STAMFORD INDUSTRIAL GROUP, INC.

By:  /s/ Jonathan LaBarre
Jonathan LaBarre,
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Exhibit
10.1	Letter Agreement dated August 10, 2009.